Exhibit 99.1

JMP Group Reports Second Quarter 2021 Financial Results

SAN FRANCISCO--(BUSINESS WIRE)--July 29, 2021--JMP Group LLC (NYSE: JMP), an investment banking and alternative asset management firm, reported financial results today for the quarter ended June 30, 2021.

A summary of JMP Group’s operating results for the quarter and six months ended June 30, 2021, and for comparable prior periods, is set forth below.

	Quarter Ended			Six Months Ended
(in thousands, except per share amounts)	June 30, 2021	Mar. 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020

Total net revenues	$48,492	$38,493	$29,993	$86,985	$35,260

Net income/(loss) attributable to JMP Group	$3,628	$1,089	$1,124	$4,717	($10,624)
Net income/(loss) attributable to JMP Group per share	$0.17	$0.05	$0.06	$0.23	($0.54)

Operating net income/(loss)	$6,129	$3,784	$2,591	$9,913	$2,054
Operating net income/(loss) per share	$0.29	$0.18	$0.13	$0.47	$0.10

Book value per share	$3.54	$3.38	$2.87	$3.54	$2.87
Adjusted book value per share	$4.42	$4.24	$3.69	$4.42	$3.69

For more information about operating net income, including a reconciliation to net income, and adjusted book value per share, including a reconciliation to book value per share, see the section below titled “Non-GAAP Financial Measures.”

“JMP Group’s operating earnings of $0.29 per share for the June quarter mark the second-best quarter in our company’s history, driven by strong advisory revenues at JMP Securities, record results in our asset management business, and investment income that well exceeded our corporate costs,” said Joe Jolson, chairman and CEO of JMP Group. “On a trailing-four-quarters basis, our operating earnings were a record $1.00 per share, representing a 32.9% return on average equity.

“During the quarter, we successfully monetized certain principal investments, enabling us to call $25.0 million of our fixed-rate debt and reducing our long-term borrowings to less than $50.0 million as of July.”

“For the six months ended in June, JMP Securities’ investment banking revenues were up 80% year over year,“ said Mark Lehmann, president of JMP Group and CEO of JMP Securities. “Through June of this year, we underwrote 19 IPOs, compared to 20 last year on the whole, and bookran nine transactions, versus nine throughout 2020.

“In our advisory business, we reached the $50 million mark for total fee revenues over the latest 12 months and are thrilled that our investment in people continues to pay off. We built on our momentum in July and feel confident about the third quarter, given a strong backlog and active dialogs with an ever-growing number of corporate clients.”

Segment Results of Operations

A summary of JMP Group’s operating net income per share by segment for the quarter and six months ended June 30, 2021, and for comparable prior periods, is set forth below.

	Quarter Ended			Six Months Ended
($ as shown)	June 30, 2021	Mar. 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020

Broker-dealer	$0.15	$0.21	$0.14	$0.36	$0.13

Asset management:
Asset management fee income	0.09	0.00	(0.01)	0.09	(0.02)
Investment income	0.13	0.06	0.08	0.19	0.14
Total asset management	0.23	0.06	0.07	0.29	0.12

Corporate costs	(0.09)	(0.08)	(0.08)	(0.17)	(0.15)

Operating EPS (diluted)	$0.29	$0.18	$0.13	$0.47	$0.10

Note: Due to rounding, numbers in columns above may not sum to totals presented.

For more information about operating net income, including a reconciliation to net income, see the section below titled “Non-GAAP Financial Measures.”

Composition of Revenues

Investment Banking

Investment banking revenues were $32.7 million for the quarter, an increase of 51.5% from $21.6 million for the quarter ended June 30, 2020. For the six months ended June 30, 2021, investment banking revenues were $65.3 million, an increase of 80.2% from $36.2 million for six months ended June 30, 2020.

A summary of the company’s investment banking revenues and transaction counts for the quarter and six months ended June 30, 2021, and for comparable prior periods, is set forth below.

	Quarter Ended						Six Months Ended
	June 30, 2021		Mar. 31, 2021		June 30, 2020		June 30, 2021		June 30, 2020
($ in thousands)	Count	Revenues	Count	Revenues	Count	Revenues	Count	Revenues	Count	Revenues
Equity and debt origination	34	$16,946	41	$25,670	22	$14,569	75	$42,616	39	$23,125
Strategic advisory and private placements	11	15,767	6	6,899	5	7,026	17	22,666	9	13,095
Total	45	$32,713	47	$32,569	27	$21,595	92	$65,282	48	$36,220

Brokerage

Net brokerage revenues were $3.4 million for the quarter, a decrease of 39.9% from $5.6 million for the quarter ended June 30, 2020. For the six months ended June 30, 2021, net brokerage revenues were $9.3 million, a decrease of 5.5% from $9.8 million for the six months ended June 30, 2020.

Total capital markets revenues, which consist of net brokerage revenues produced by the institutional equities division in addition to equity and debt origination revenues generated by the investment banking division, were $20.3 million and $51.9 million for the quarter and six months ended June 30, 2021, respectively, compared to $20.2 million and $33.0 million for the quarter and six months ended June 30, 2020, respectively.

Asset Management

Asset management fees were $11.1 million for the quarter, compared to $1.7 million for the quarter ended June 30, 2020. For the six months ended June 30, 2021, asset management fees were $13.3 million, compared to $3.4 million for the six months ended June 30, 2020. The year-over-year differences are primarily due to aggregate incentive fees of $9.8 million recorded in connection certain fund strategies for the quarter ended June 30, 2021.

On June 9, 2021, Portman Ridge Finance Corporation closed its acquisition of Harvest Capital Credit Corporation, which had been externally managed by JMP Group subsidiary HCAP Advisors, and the investments transferred in the transaction are no longer considered among JMP Group’s client assets under management. Additionally, on June 30, 2021, JMP Group sold its minority interest in Medalist Partners Corporate Finance, a manager of collateralized loan obligations, to Medalist Partners. Consequently, CLO assets managed by Medalist are no longer considered among assets under management by sponsored funds.

A summary of the company’s client assets under management for the quarter ended June 30, 2021, and for comparable prior periods, is set forth below.

(in millions)	June 30, 2021	Mar. 31, 2021	June 30, 2020
Client assets under management (1)	$630	$694	$590
Assets under management by sponsored funds (2)	3,403	4,825	5,102
Client assets under management, including sponsored funds	$4,033	$5,519	$5,692
(1)	Includes assets managed by Harvest Capital Strategies and JMP Asset Management on behalf of third parties. Through March 31, 2021, includes assets managed by HCAP Advisors.
(2)	Sponsored funds are asset management strategies in which JMP Group owns an economic interest. Through March 31, 2021, includes assets managed by Medalist Partners Corporate Finance.

Principal Transactions

Principal transactions generated a net realized and unrealized loss of $49,000 for the quarter, compared to a net realized and unrealized loss of $48,000 for the quarter ended June 30, 2020. For the six months ended June 30, 2021, principal transactions generated a net realized and unrealized loss of $3.3 million, compared to a net realized and unrealized loss of $17.6 million for the six months ended June 30, 2020. The year-over-year difference for the six-month periods is in part due to the impairment of CLO equity owned by JMP Group. A reduction in the net present value of forecasted cash flows through the end of the expected life of the collateralized loan obligations required an impairment charge of $8.3 million for the six months ended June 30, 2021, and $14.5 million for the six months ended June 30, 2020. For the six months ended June 30, 2021, the impairment charge of $8.3 million was partially offset by net realized and unrealized gains on the aforementioned sales of Harvest Capital Credit Corporation and a minority interest in Medalist Partners Corporate Finance and on venture capital and real estate investments.

Net Interest Income

Net interest income was $0.3 million for the quarter, compared to $0.2 million for the quarter ended June 30, 2020. For the six months ended June 30, 2021, net interest income was $0.8 million, compared to $0.6 million for the six months ended June 30, 2020.

Early Retirement of Debt

On June 25, 2021, JMP Group redeemed $10.0 million of outstanding 7.25% senior notes due 2027. The early redemption of the notes accelerated the amortization of remaining capitalized issuance costs, resulting in an expense of $0.3 million for the quarter ended June 30, 2021. For the quarter ended June 30, 2020, there was no such expense. For the six months ended June 30, 2021, redemption of senior notes resulted in an expense of $0.6 million, while there was no such expense for the six months ended June 30, 2020.

Expenses

Compensation and Benefits

Compensation and benefits expense was $35.1 million for the quarter, compared to $22.4 million for the quarter ended June 30, 2020. As a percentage of net revenues, compensation and benefits expense was 72.5% for the quarter, compared to 74.6% for the quarter ended June 30, 2020. For the six months ended June 30, 2021, compensation and benefits expense was $65.1 million, compared to $38.6 million for the six months ended June 30, 2020. As a percentage of net revenues, compensation and benefits expense was 74.8% for the six months ended June 30, 2021, compared to 109.5% for the six months ended June 30, 2020.

Non-Compensation Expense

Non-compensation expense was $8.4 million for the quarter, compared to $6.3 million for the quarter ended June 30, 2020. As a percentage of net revenues, non-compensation expense was 17.3% for the quarter, compared to 21.1% for the quarter ended June 30, 2020. For the six months ended June 30, 2021, non-compensation expense was $15.4 million, compared to $14.5 million for the six months ended June 30, 2020. As a percentage of net revenues, non-compensation expense was 17.7% for the six months ended June 30, 2021, compared to 41.0% for the six months ended June 30, 2020.

Share Repurchase Activity

JMP Group did not repurchase any outstanding common shares during the quarter ended June 30, 2021.

Personnel

At June 30, 2021, the company had 174 full-time employees, compared to 179 at March 31, 2021, and 191 at June 30, 2020.

Non-GAAP Financial Measures

In addition to the GAAP financial results presented in this press release, JMP Group presents the non-GAAP financial measures discussed below. These non-GAAP measures are provided to enhance investors’ overall understanding of the company’s current financial performance. Furthermore, company management believes that this presentation enables a more meaningful comparison of JMP Group’s financial performance across various periods. However, the non-GAAP financial results presented should not be considered a substitute for results that are presented in a manner consistent with GAAP. A limitation of the non-GAAP financial measures presented is that the adjustments concern gains, losses or expenses that JMP Group generally expects to continue to recognize. The adjustment of these non-GAAP items should not be construed as an inference that these gains or expenses are unusual, infrequent or non-recurring. Therefore, both GAAP measures of JMP Group’s financial performance and the respective non-GAAP measures should be considered together. The non-GAAP measures presented herein may not be comparable to similarly titled measures presented by other companies.

Operating Net Income

Operating net income is a non-GAAP financial measure that (i) excludes compensation expense related to share-based awards and deferred compensation, (ii) reverses impairment charges related to CLO equity, (iii) excludes costs resulting from the early retirement of debt, (iv) reverses unrealized gains or losses on real estate investments, (v) reverses net unrealized gains and losses on strategic equity investments and warrants, and (vi) assumes an effective tax rate. In particular, operating net income adjusts for:

  the grant of restricted stock units and options;
  net deferred compensation, which consists of (a) deferred compensation awarded in a given period but recognized as a GAAP expense over the subsequent three years, less (b) GAAP expense recognized in a given period but already reflected in the operating income of a prior period; the purpose of this adjustment is to fully reflect compensation awarded in a given year, notwithstanding the timing of GAAP expense;
  the impairment of CLO equity recorded among principal transactions, as the company believes that the forecasted reduction in future cash flows will be mitigated by a change in the interest rate environment and that distributions will be larger than currently projected;
  expenses associated with the redemption of outstanding senior notes and the resulting acceleration of the amortization of remaining capitalized issuance costs;
  unrealized gains or losses related to commercial real estate investments, adjusted for non-cash expenditures, including depreciation and amortization;
  unrealized mark-to-market gains or losses on the company’s strategic equity investments as well as certain warrant positions; and
  a combined federal, state and local income tax rate of 26% at the consolidated taxable parent company, JMP Group.

A reconciliation of JMP Group’s net income to its operating net income for the quarter and six months ended June 30, 2021, and for comparable prior periods is set forth below.

	Quarter Ended			Six Months Ended
(in thousands, except per share amounts)	June 30, 2021	Mar. 31, 2021	June 30, 2020	June 30, 2021	June 30, 2020

Net income/(loss) attributable to JMP Group	$3,628	$1,089	$1,124	$4,717	($10,624)

Add back/(subtract):
Income tax expense/(benefit)	1,307	379	176	1,686	(7,063)
Income/(loss) before taxes	4,935	1,468	1,300	6,403	(17,687)

Add back/(subtract):
Share-based awards and deferred compensation	(225)	(521)	(130)	(746)	416
Impairment of CLO equity	3,711	4,587	1,013	8,298	14,536
Early retirement of debt	271	288	-	559	89
Unrealized (gain)/loss – real estate-related depreciation and amortization	492	371	516	863	854
Unrealized mark-to-market (gain)/loss – strategic equity investments and warrants	(901)	(1,080)	802	(1,981)	4,568
Operating income/(loss) before taxes	8,283	5,113	3,501	13,396	2,776

Income tax expense/(benefit)	2,154	1,329	910	3,483	722
Operating net income/(loss)	$6,129	$3,784	$2,591	$9,913	$2,054

Operating net income/(loss) per share:
Basic	$0.31	$0.19	$0.13	$0.50	$0.11
Diluted (1)	$0.29	$0.18	$0.13	$0.47	$0.10

Weighted average shares outstanding:
Basic	19,861	19,824	19,582	19,842	19,557
Diluted (1)	21,043	20,678	19,744	20,870	19,676
(1)

On a GAAP basis, the weighted average number of diluted shares outstanding for the six months ended June 30, 2020, was 19,556,972, equivalent to the weighted average number of basic shares outstanding, due to the company’s net loss for the period. Under GAAP, in a period of net loss, dilutive securities are disregarded in the calculation of earnings per share.

Book Value per Share

At June 30, 2021, JMP Group’s book value per share was $3.54. Adding back accumulated depreciation and amortization expense related to commercial real estate investments that is recognized by JMP Group as a result of equity method accounting reflects the reversal of that expense in the calculation of operating net income. The add-back includes a tax provision related to the expense reversed in a given period, due to the company’s election to be taxed as a C corporation as of January 1, 2019. As a result, adjusted book value per share was $4.42 for the quarter ended June 30, 2021, as set forth below.

(in thousands, except per share amounts)	June 30, 2021	Mar. 31, 2021	June 30, 2020

Shareholders' equity	$70,412	$66,933	$56,188

Accumulated unrealized loss – real estate-related depreciation and amortization	17,512	17,148	16,132
Adjusted shareholders' equity	$87,924	$84,081	$72,320

Book value per share	$3.54	$3.38	$2.87
Adjusted book value per share	$4.42	$4.24	$3.69

Basic shares outstanding	19,877	19,825	19,594

Quarterly operating ROE (1)	35.7%	23.3%	19.2%
LTM operating ROE (1)	32.9%	28.9%	0.4%

Quarterly adjusted operating ROE (1)	28.5%	18.5%	14.8%
LTM adjusted operating ROE (1)	25.9%	22.6%	0.3%
(1)

Operating return on equity (ROE) equals operating net income divided by average shareholders’ equity. Adjusted operating ROE equals operating net income divided by average adjusted shareholders’ equity. For more information about operating net income, including a reconciliation to net income attributable to JMP Group, see the section above titled “Operating Net Income.”

Conference Call

JMP Group will not hold a conference call in connection with the release of the company’s financial results for the quarter ended June 30, 2021. For supplemental information, see the investor presentation available online at investor.jmpg.com/events-and-presentations.

Cautionary Note Regarding Quarterly Financial Results

Due to the nature of its business, JMP Group’s quarterly revenues and net income may fluctuate materially depending on many factors, including: the size and number of investment banking transactions on which it advises; the timing of the completion of those transactions; the size and number of securities trades which it executes for brokerage customers; the performance of its asset management funds and inflows and outflows of assets under management; gains or losses stemming from sales of or prepayments on, or losses stemming from defaults on, loans underlying collateralized loan obligations in which the company has financial interests; and the effect of the overall condition of the securities markets and economy as a whole. Accordingly, revenues and net income in any particular quarter may not be indicative of future results. Furthermore, JMP Group’s compensation expense is generally based upon revenues and can fluctuate materially in any quarter, depending upon the amount and sorts of revenue recognized as well as other factors. The amount of compensation and benefits expense recognized in a particular quarter may not be indicative of such expense in any future period. As a result, the company suggests that its annual results may be the most meaningful gauge for investors in evaluating the performance of its business.

Cautionary Note Regarding Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements reflect JMP Group’s current expectations or forecasts about future events, including beliefs, plans, objectives, intentions, assumptions and other statements that are not historical facts. The words “may,” “could,” “should,” “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “predict” and similar expressions and their variants, as they relate to JMP Group, may identify forward-looking statements. Forward-looking statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expected or implied by the forward-looking statements. The company’s actual results could differ materially from those anticipated in forward-looking statements for many reasons, including the factors described in the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Form 10-K for the year ended December 31, 2020, as filed with the U.S. Securities and Exchange Commission on March 29, 2021, as well as in the similarly captioned sections of other periodic reports filed by the company under the Exchange Act. The Form 10-K for the year ended December 31, 2020, and all other periodic reports are available on JMP Group’s website at www.jmpg.com and on the SEC’s website at www.sec.gov. Any forward-looking statements contained in this press release speak only as of the date hereof. Unless required by law, JMP Group undertakes no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

Disclosure Information

JMP Group uses the investor relations section of its website as a means of complying with its disclosure obligations under Regulation FD. Accordingly, investors should monitor the company’s website in addition to its press releases, SEC filings, and webcasts.

About JMP Group

JMP Group LLC is a diversified capital markets firm that provides investment banking, equity research, and sales and trading services to corporate and institutional clients as well as alternative asset management products and services to institutional and high-net-worth investors. JMP Group conducts its investment banking and research, sales and trading activities through JMP Securities and its venture capital and private capital activities through Harvest Capital Strategies and JMP Asset Management. For more information, visit www.jmpg.com.

JMP GROUP LLC
Consolidated Statements of Financial Condition
(Unaudited)

(in thousands)	June 30, 2021	Dec. 31, 2020

Assets

Cash and cash equivalents	$86,981	$91,444
Restricted cash and deposits	1,293	1,287
Marketable securities owned	40,000	55,494
Loans held for investment, net of allowance for loan losses	520	994
Other investments	19,033	26,821
Other assets	78,237	65,291
Total assets	$226,064	$241,331

Liabilities and Shareholders' Equity

Liabilities:
Accrued compensation	$40,459	$46,353
Bond payable, net of issuance costs	61,834	80,912
Note payable	10,610	10,610
Other liabilities	42,232	41,048
Total liabilities	155,135	178,923

Shareholders' Equity:
Total JMP Group LLC shareholders' equity	70,412	62,940
Non-redeemable non-controlling interest	517	(532)
Total equity	70,929	62,408
Total liabilities and shareholders' equity	$226,064	$241,331

JMP GROUP LLC
Consolidated Statements of Operations
(Unaudited)

	Quarter Ended		Six Months Ended
(in thousands, except per share amounts)	June 30, 2021	June 30, 2020	June 30, 2021	June 30, 2020

Revenues:
Investment banking	$32,713	$21,595	$65,282	$36,220
Brokerage	3,391	5,645	9,296	9,832
Asset management fees	11,101	1,712	13,270	3,428
Principal transactions	(49)	(48)	(3,260)	(17,600)
Net dividend income	215	10	215	237
Other income	1,127	912	1,943	1,847
Non-interest revenues	48,498	29,826	86,746	33,964

Interest income	1,754	1,890	3,855	4,104
Interest expense	(1,489)	(1,723)	(3,057)	(3,505)
Net interest income	265	167	798	599

Gain/(loss) on repurchase or early retirement of debt	(271)	-	(559)	697
Total net revenues	48,492	29,993	86,985	35,260

Non-interest expenses:
Compensation and benefits	35,146	22,386	65,091	38,599
Administration	1,941	1,067	3,432	3,289
Brokerage, clearing and exchange fees	644	647	1,324	1,281
Travel and business development	215	54	282	976
Managed deal expenses	1,354	950	2,752	1,538
Communications and technology	1,160	1,085	2,267	2,214
Occupancy	1,173	1,194	2,371	2,393
Professional fees	1,394	731	2,221	1,621
Depreciation	265	397	540	945
Other	250	208	208	208
Total non-interest expense	43,542	28,719	80,488	53,064

Net income/(loss) before income tax	4,950	1,274	6,497	(17,804)
Income tax expense/(benefit)	1,307	176	1,686	(7,063)
Net income/(loss)	3,643	1,098	4,811	(10,741)
Less: Net income/(loss) attributable to non-redeemable non-controlling interest	15	(26)	94	(117)
Net income/(loss) attributable to JMP Group	$3,628	$1,124	$4,717	($10,624)

Net income/(loss) attributable to JMP Group per share:
Basic	$0.18	$0.06	$0.24	($0.54)
Diluted	$0.17	$0.06	$0.23	($0.54)

Weighted average common shares outstanding:
Basic	19,861	19,582	19,842	19,557
Diluted	21,043	19,744	20,870	19,557

Contacts

Investor Relations Contact
JMP Group LLC

Andrew Palmer
(415) 835-8978
apalmer@jmpg.com

Media Relations Contacts
Dukas Linden Public Relations, Inc.

Zach Leibowitz
(646) 722-6528
zach@dlpr.com

Elena Muller
(646) 722-6529
elena@dlpr.com